                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                            THE ROCKIES FUND, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

       Neuman & Drennen, LLC, 1507 Pine Street, Boulder, Colorado  80302
   ------------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X] No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies:____
    2)  Aggregate number of securities to which transaction applies:_______
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
    4)  Proposed maximum aggregate value of transaction:___________________
    5)  Total fee paid:____________________________________________________

[ ] Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:____________________________________________
    2)  Form, Schedule or Registration Statement No.:  ____________________
    3)  Filing Party:______________________________________________________
    4)  Date Filed:________________________________________________________

                            THE ROCKIES FUND, INC.
                     5373 North Union Boulevard, Suite 100
                       Colorado Springs, Colorado  80918

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

    This Proxy Statement is furnished to the Shareholders of The Rockies Fund, Inc. (respectively the "Shareholders" and the "Fund" or the "Company") in connection with the solicitation by the Fund of proxies to be used at the Annual Meeting of Shareholders and at any adjournments thereof (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of three (3) Directors of the Fund, FOR the ratification of Gerald R. Hendricks & Co., P.C., a Professional Corporation, as the Fund's independent certified public accountant for the fiscal year ending December 31, 1999, FOR the ratification and approval of the proposal of the Board of Directors to withdraw the Company's election to be regulated as a Business Development Company under the Investment Company Act of 1940 (the "1940 Act"), FOR the proposal of the Board of Directors that, subject to the Company withdrawing its election to be regulated as a Business Development Company under the 1940 Act, the Fund elect to cease to be a reporting company under Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), FOR the proposal and recommendation of the Board of Directors that subject to the Company ceasing to be subject to regulation under the 1940 Act and ceasing to be a reporting company under the Exchange Act, the Company adopt and implement a program to repurchase its outstanding securities from time to time at prices not more than the net asset value per share of such securities at the time of such repurchase, subject to the discretion and determination of the Company's Board of Directors, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

    In the event the Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Meeting.

    ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

    This Statement is being mailed on or about October ___, 1999, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Fund is furnishing to Shareholders its Annual Report for the fiscal year ended December 31, 1998.

    The Fund is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Fund. The Fund may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Fund has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

    Only Shareholders of record as of the close of business on October ____, 1999 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Fund's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Fund had outstanding 640,580 shares of common stock ("Shares"), with each Share being entitled to one vote.

1.  SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth as of September 30, 1999, certain information with respect to the ownership of the Fund's common stock by
(i) each of the Fund's directors individually, (ii) shareholders known by the Fund to own beneficially more than five percent (5%) of the outstanding common stock of the Fund, and (iii) all officers and directors as a group. Each beneficial owner of the Fund's common stock listed below has sole investment and voting power of the shares that he beneficially owns, except as noted.


                  Name and Address          Amount and
Title of           of Beneficial         Nature of Benefi-        Percent
  Class                 Owner            cial Ownership(1)       of Class
--------          -----------------      -----------------       --------

Common            D.A. Davidson & Co.(2)      236,475              36.9%
Stock             8 Third Street, North
                  Great Falls, Montana 59401

  "  Stephen G. Calandrella (3)               239,666             37.43%
                  5373 North Union Boulevard
                  Suite 100
                  Colorado Springs, CO  80918

  "  Charles C. Powell                          -0-                 0%
                  4475 Walnut, Suite 2-D
                  Boulder, Colorado  80301

  "  Clifford C. Thygesen                      2,000               0.3%
                  4893 Idylwild Trail
                  Boulder, Colorado 80301

  "  Barbara A. Hamstad                        1,500               0.2%
                  5373 North Union Boulevard
                  Suite 100
                  Colorado Springs, Colorado  80918

  "  Gina Garcia-Shaw                           -0-                 0%
                  5373 North Union Boulevard
                  Suite 100
                  Colorado Springs, Colorado  80918

  "  All Officers and
                    Directors as a
                    Group (5 Persons)         244,666             37.93%


-------------------
(1) Beneficial Owners listed have sole voting and investment power with respect to the shares unless otherwise indicated.

(2) Voting and investment power with respect to securities held by D.A. Davidson & Company is exercised by its Board of Directors.

2.   ELECTION OF DIRECTORS

     The Directors voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the Fund. All of the nominees are currently Directors of the Fund.

     The Fund's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Fund's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

     A.   Information Concerning Nominees
          -------------------------------

          The following table sets forth certain information about the nominees for election as directors:

                             Shares     Principal Occupation
Name, Age and Office      Beneficially  Past Five Years
with Fund                     Owned     and Current Affiliations
--------------------       -----------  ------------------------

Stephen G. Calandrella       239,666    Mr. Calandrella has been President and
39, President and Director   37.43%     a Director of The Rockies Fund, Inc.
since February 1991 and                 since February, 1991, and Chief
CEO since January 1994                  Executive Officer since January 30,
                                        1994.  Mr. Calandrella has previously
                                        served as a Director of several public
                                        companies.  Mr. Calandrella currently
                                        serves as President and a member of
                                        the Board of Directors of Global
                                        Casinos, Inc., a publicly-held company
                                        engaged in the ownership and operation
                                        of domestic and international casinos
                                        and limited stakes gaming properties;
                                        and American Educational Products, a
                                        NASDAQ listed manufacturer of
                                        secondary educational materials.  Mr.
                                        Calandrella has also engaged in
                                        financing and consulting activities
                                        for development stage companies, which
                                        consist of advising public and private
                                        companies on capital formation
                                        methods, enhancing shareholder
                                        valuations, mergers, acquisitions and
                                        corporate restructurings, as well as
                                        arranging for bridge loans and equity
                                        purchases.

* Mr. Calandrella is considered by the Fund to be a person who is an "interested person" (as defined in the 1940 Act) of the Fund because he is an officer of the Fund.

Charles Powell, 45,            -0-      Mr. Powell is currently Senior Vice
Director since                 0%       President of Sales of Aurum Software,
February, 1991                          a wholly owned subsidiary of Baan
                                        Company.  From 1992 to 1996, Mr.
                                        Powell was Vice-President of Finance
                                        for KaPre Software.  From March 1992
                                        to June 1993, Mr. Powell was CEO of
                                        Generation 5 Technologies, Inc.  From
                                        January 1989 to March 1992, he was
                                        Director of International Operations
                                        at J.D. Edwards & Company, a software
                                        company that develops and distributes
                                        general business application financial
                                        software.  Mr. Powell graduated from
                                        the University of Colorado with a
                                        Bachelor of Science degree in
                                        accounting and finance in 1976 and he
                                        received his license as a Certified
                                        Public Accountant in 1976.  Mr. Powell
                                        currently serves as a Director for The
                                        Rockies Fund  and International
                                        Nursing.

Clifford C. Thygesen, 63      2,000     Mr. Thygesen has been a director of
Director since February       0.3%      the Fund since February, 1991.  Mr.
1991                                    Thygesen has also been a Director of
                                        American Educational Products, Inc.
                                        since 1986, and President since
                                        January, 1996.  American Educational
                                        Products is a publicly traded company
                                        involved in the manufacture and
                                        distribution of educational products,
                                        with principal offices in Boulder,
                                        Colorado.  Mr. Thygesen is also a
                                        current Director of Wall Street Racing
                                        Stables, a publicly-traded company
                                        involved in the ownership, racing and
                                        breeding of  thoroughbred horses.  Mr.
                                        Thygesen is also a partner in two land
                                        development firms located on Colorado
                                        Springs and Fleming, Colorado.  He
                                        received his B.S. degree in Industrial
                                        Administration from the University of
                                        Illinois in 1961.

     B.   Meetings and Committees of the Board of Directors
          -------------------------------------------------

          i.   Meetings of the Board of Directors

               During the fiscal year ended December 31, 1998, the Company's Board of Directors held four (4) meetings which were attended, either in person or by telephone, by 100% of the Board members. Each incumbent director participated in each action of the Board of Directors. Each director of the Fund who is not also an officer is paid the sum of $1,000 for each Board meeting attended in person by such director. All directors are reimbursed for expenses associated with attendance at Board of Directors meetings of the Fund. Other than the foregoing, no director receives any additional compensation or remuneration as a member of the Fund's Board of Directors.

          ii.  Appraisal and Review

               While no formal Appraisal or Review Committee exists, the Board has established Appraisal and Review procedures to facilitate the Board's review of all transactions with respect to execution price and brokerage commissions, to determine if the Fund is receiving "the best execution." The Board is also responsible for developing and implementing appropriate methods of evaluation for securities that are not publicly-traded or are otherwise subject to restrictions upon transfer. Evaluations for such securities are determined in good faith by the Board of Directors. Finally, the Board has established and implemented procedures to evaluate and make recommendations with respect to all investment opportunities presented to the Fund.

          iii. Committees

               There are no standing audit, compensation or nominating committees of the Board. The foregoing notwithstanding, Barbara A. Hamstad, the Fund's Chief Accounting Officer, has been charged with the responsibility of maintaining all journals and ledgers which the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, require the Fund to maintain.

     C.   Other Executive Officers
          ------------------------

          Barbara A. Hamstad. Mrs. Hamstad has served as Internal Accountant for The Rockies Fund, Inc. since September of 1993 and as Chief Accounting Officer and Treasurer since September, 1996. Mrs. Hamstad also serves as Secretary and Director for Marco Foods, Inc., a small public shell actively seeking investments. Prior to Mrs. Hamstad's accounting positions she worked as a Vendor Cost Analyst for Raytheon in Santa Barbara, California. From January, 1989, through June, 1992, she analyzed vendor cost proposals for subcontracted components, conducted on-site evaluations of subcontractors, and developed price recommendations based on detailed analyses of cost structure. From June 1987 through August 1988, she worked as a Financial Assistant at IDS Financial Services in San Luis Opisbo, California. Mrs. Hamstad graduated from California Polytechnic State University, San Luis Obispo, CA, with a bachelor's degree in Business Administration, concentrating in Financial Management.

          Gina Garcia-Shaw. Mrs. Garcia-Shaw joined the Fund on June 1, 1998, as Chief Administrative Officer and Corporate Secretary. Prior to her arrival, Mrs. Garcia-Shaw worked for Pikes Peak Regional Development, a division of the SBA, as Administrative Manager, from April 1996 through April 1998. Her more specific skills included monthly financial statement preparation and reviewing Business Plans for potential SBA loans. Mrs. Garcia-Shaw also brings ten years of experience in banking. October 1988 through April 1996, she was employed by Bank One, which position began as the Secretary to the Vice President. The last year of her tenure Mrs. Garcia-Shaw became an Indirect Lender approving car loans for the local dealership. March 1986 through October 1988, she worked as a Loan Operations Assistant for Colorado National Bank, formerly known as Central Bank.

     D.   Legal Proceedings
          -----------------

          During the beginning of 1996, the Fund received requests for information from the United States Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1994 into various matters, including the administrative and record keeping practices of the Fund, its securities trading activities and those of its officers and directors. On June 1, 1998, in response to a recommendation of the Commission's staff, the Commission brought an administrative proceeding against the Company and its individual directors in which it alleges several violations of federal securities laws. The Company and its Directors have vigorously defended the administrative proceeding which was heard before an administrative law judge in November 1998. As of the date of this Proxy Statement, no determination has been made on the outcome of this proceeding. There can be no assurance of the outcome of this matter or its ultimate effect on either the Fund's financial position or its Directors.

          Other than the foregoing, during the last five (5) years no director or officer of the Company has:

          (i) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

          (ii) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

          (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily, enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (iv) been found by a Court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated.

          Mr. Calandrella serves as President of Global Casinos, Inc., a portfolio and affiliated company. During 1995, Global Casinos, Inc. caused one of its wholly-owned subsidiaries, Casinos USA, Inc. to file a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. In December 1996, the United States Bankruptcy Court for the District of Colorado entered an order confirming a Plan of Reorganization for Casinos USA, Inc.

     E.   Transactions With Management and Others
          ---------------------------------------

          Notes payable to related parties at December 31, 1998 include $6,500 payable to a related party of the Fund's President, which note is unsecured, carries interest at the rate of twelve percent (12%) per annum, and is due upon demand.

          As a result of the Fund's investment during 1998 and/or position on the entity's Board of Directors, the Fund would, at various times during fiscal 1998, be considered to have been an affiliate of American Educational Products, Inc., Guardian Technologies, Inc., Global Casinos, Inc., Optimax Industries, Inc., Cova Technologies, Kinetiks.com, Neco Land Resources, LLC, Bear Star, LLC, Lone Oak Vineyards and Marco Foods, Inc.

          On October 1, 1995, Mr. Calandrella, the Fund's President and Director, was elected to serve as President of Global Casinos, Inc., a portfolio company and affiliate of the Fund. In consideration of his services as President of Global Casinos, Inc., Mr. Calandrella received 9,000 shares in 1996 and has also been granted Incentive Stock Options under the Global Casinos, Inc. Stock Incentive Plan, exercisable to purchase, in the aggregate, 15,000 shares of common stock at an exercise price of $5.00 per share, all of which are fully vested.

          Mr. Calandrella also serves as a member of the Board of Directors of Global Casinos, Inc. In consideration of his services as a director of Global Casinos, Inc., Mr. Calandrella has been granted Non-Qualified Stock Options exercisable to purchase, in the aggregate, an additional 15,000 shares of common stock at an exercise price of $5.00 per share, of which 5,000 Non-Qualified Stock Options are fully vested.

          There exists no arrangement or agreement whereby the Fund has any direct or indirect beneficial interest or pecuniary interest in any of the securities or other compensation issued to Mr. Calandrella in consideration of his services as an executive officer or director of Global Casinos, Inc.

     F.   Compliance With Section 16(a) of the Exchange Act
          -------------------------------------------------

          Under the Securities Laws of the United States, the Fund's Directors, its Executive (and certain other) officers, and any persons holding more than ten percent (10%) of the Fund's common stock are required to report their ownership of the Fund's common stock and any changes in that ownership to the Securities and Exchange Commission and the NASDAQ stock market. Specific due dates for these reports have been established and the Fund is required to report in this Report any failure to file. Based upon information provided to the Company, all of these filing requirements were satisfied by its Officers and Directors and ten percent holders as of December 31, 1998.

     G.   Director and Executive Compensation
          -----------------------------------

          The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to all directors of the Fund, and for each of the three (3) highest-paid executive officers that have aggregate compensation from the Fund for the most recently completed fiscal year in excess of $60,000.00.

                              COMPENSATION TABLE


                               Pension or
                               Retirement                        Total
                                Benefits                     Compensation
                                 Accrued      Estimated        from Fund
Name of                          as Part       Annual           Paid to
Person,           Aggregate      of Fund    Benefits upon      Director/
Position        Compensation    Expenses     Retirement         Officer
--------        ------------    --------    -------------      ---------

Stephen G.         $48,000         -0-          -0-             $48,000
Calandrella,
President and
Director

Charles C. Powell,  $3,000         -0-          -0-             $3,000
Director

Clifford C.         $3,000         -0-          -0-             $3,000
Thygesen, Director


       No other executive officer of the Fund received compensation during the fiscal year ended December 31, 1998 in excess of $60,000.

       All officers and employees of the Company are eligible to participate in the Company's group health and dental insurance plan. The Company has a Salary Deferred Simplified Employee Pension Plan (SAR-SEP) adopted in September, 1994. There has been no employer contribution made to the Plan since inception, nor does the Company incur any administrative fees associated with this Plan. The Company currently has no written employment agreements with any of its executive officers. The Company has not implemented any stock option, stock bonus, incentive stock option or other similar plans; although the Company may consider the implementation of such plans in the future.

       The Fund has no written employment agreements with Mr. Calandrella or any other employee.

  H.   Voting Requirement
       ------------------

       Election of the nominees as directors requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                   THE ELECTION OF THE NOMINEES AS DIRECTORS


3.     RATIFICATION  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS  FOR  FISCAL YEAR
       1999

  On February 4, 1999, the client-auditor relationship between the Company and its principal accountants, Gelfond Hochstadt Pangburn & Co., ceased effective February 4, 1999. The report of Gelfond Hochstadt Pangburn & Co. related to the consolidated financial statements of the Company for the fiscal years ended December 31, 1997 and 1996 contains a reference to the inherent uncertainty of valuation of certain securities contained in the financial statements. With the exception of the foregoing, the reports of Gelfond Hochstadt Pangburn & Co. related to the consolidated financial statements of the Company for the fiscal years ended December 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended December 31, 1997 and 1996, there were no disagreements with Gelfond Hochstadt Pangburn & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Gelfond Hochstadt Pangburn & Co., would have caused Gelfond Hochstadt Pangburn & Co. to make reference to the matter in their report.

  The Company has retained the accounting firm of Gerald R. Hendricks & Co., P.C. to serve as the Company's independent accountant to audit the Company's financial statements. This engagement was effective February 4, 1999. Prior to its engagement as the Company's independent accountant, Gerald R. Hendricks & Co., P.C. had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                       VOTE IN FAVOR OF THE APPOINTMENT

  If such appointment is not approved by the shareholders, it would be unlawful for the Fund to file with the United States Securities and Exchange Commission any financial statement signed or certified by Gerald R. Hendricks & Co., P.C., a Professional Corporation, and new independent certified public accountants would have to be appointed and the appointment submitted to shareholders for approval. A representative of Gerald R. Hendricks & Co., P.C. is not expected to be present at the Meeting. However, should a representative of the accounting firm attend the Meeting, he will be given the opportunity to make a statement if he so desires, and would be available to respond to appropriate questions.

4.     STATEMENT OF RISKS OF INVESTMENTS IN BUSINESS DEVELOPMENT COMPANIES

  A.   Regulation.
       ----------

       The Fund has elected to be treated as a Business Development Company ("BDC") under the Small Business Investment Incentive Act of 1980 (the "1980 provisions"), which modifies the Investment Company Act of 1940 (the "1940 Act"). Although the 1980 provisions exempt BDC's from registration under the 1940 Act and relieve such companies from compliance with many of the provisions of the 1940 Act, the 1980 provisions impose on BDC's greater restrictions on permitted types of investments. Moreover, the applicable provisions of the 1940 Act continue to impose numerous restrictions on the activities of the Fund, including restrictions on the nature of its investments. There can be no assurance that the 1980 provisions will be interpreted or administratively implemented in a manner consistent with the Fund's investment objectives and manner of operation. In the event that the Fund determines that it can not operate effectively as a BDC, the Fund may at some future date decide to withdraw its election to be treated as a BDC. Should the Fund seek to withdraw such election, it must obtain the approval of stockholders who represent a majority of the Fund's outstanding stock (as defined in the 1940 Act).

  B.   Transactions with affiliates; potential conflict of interest.
       ------------------------------------------------------------

       The 1940 Act restricts transactions between the Fund and "affiliated persons" (as defined in the 1940 Act) including, among others, the Fund's officers, directors, principals, stockholders and employees, and any affiliates of such affiliated persons. In many cases, the 1940 Act prohibits transactions between the Fund and such persons unless the Fund first applies for and obtains an exemptive order from the Commission. Delays and costs involved in obtaining necessary approvals may decrease the profitability of such transactions or make it impracticable or impossible to consummate such transactions. The Fund's Board of Directors has implemented procedures designed to regulate investment activity by affiliates in conflict with or in conjunction with the Fund's activities, including adopting a Code of Ethics containing provisions designed to prevent employees from engaging in acts prohibited by Rule 17j-i under the 1940 Act. However, circumstances could develop which would require Commission approval in advance of proposed transactions by the Fund or its affiliates with Eligible Portfolio Companies ("Portfolio Company(ies)") or their affiliates. Depending upon the extent of management's influence and control with respect to such Portfolio Companies the selection of the affiliates of management to perform various services for Portfolio Companies may not be a disinterested decision, and the terms and conditions for the performance of such services and the amount in terms of compensation to be received therefor may not be determined in arm's length negotiations. In addition, officers or directors of the Fund or its affiliates may serve as directors of or act as underwriter or placement agent or as a consultant to certain Portfolio Companies and, in connection therewith, earn consulting fees, finder's fees and underwriter's or placement agent's commissions and other fees and commissions, which may be paid in the form of cash, securities or other forms of consideration. Moreover, while members of management are obligated to use their best efforts to provide the Fund with a continuing and suitable investment program consistent with its investment objectives and policies, subject to any applicable legal restrictions, members of management are not required to present to the Fund any particular investment opportunity which has come to their attention, even if such opportunity is within the investment objectives and policies of the Fund. As a result, certain conflicts of interest may exist between the Fund and its officers and directors (as in the area of corporate opportunities) which can only be properly resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to the Fund. The Fund's Portfolio Companies may also enter into certain financial arrangements with the Fund and or its affiliates subject to the appropriate regulatory guidelines or approvals as required. Additionally, the Fund may from time to time co-invest in Portfolio Companies with an officer and/or director of the Fund or with an affiliate of such an officer or director, subject to the appropriate regulatory guidelines or approvals as required. Because of their potentially varying investment objectives or other factors, conflicts could arise between the Fund and its affiliates relating to such co-investments, which can only be resolved through the exercise by the Fund's officers and directors of such judgment as is consistent with their fiduciary duties to the Fund. Even with the proper exercise of such judgment, however, there can be no assurance that potential conflicts will be resolved in a manner favorable to the Fund.

  C.   High risk investments.
       ---------------------

       The Fund currently makes investments in small public and private companies, some of which are in the early stages of development with little or no operating history, or more seasoned companies that operate at losses or which experience substantial fluctuations in operating results. These companies may also need substantial capital to support expansion or to achieve or maintain a competitive position. Such companies may face intense competition, including competition from companies with greater financial resources, more extensive research and development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel. Such companies may have insufficient cash flow to service their debt obligations, including bridge loans made by the Fund and may not have the resources to pay principal and/or interest on such loans in the event of failure to consummate a proposed public offering or inability to obtain subsequent financing. Additionally, such investments will generally be unsecured. Moreover, the Fund may take significant positions in companies in rapidly changing high-technology fields or intensely regulated industries. Such companies may face additional risks of product and technological obsolescence or rapidly changing regulatory environments which could adversely affect such company's prospects, over which the Fund will have no control. As a result, no assurance can be given that the Fund's investments will not result in substantial or complete losses.

  D.   Bridge financing.
       ----------------

       Although, with respect to its bridge financing activities the Fund has, and intends to continue, to invest primarily in Portfolio Companies which have entered into a letter of intent relating to a public offering, there is substantial risk that such offerings will not be consummated. Portfolio Companies may be unable to repay bridge loans made by the Fund in the event that a contemplated public offering of securities by any such Portfolio Company or other transaction involving such company is not consummated. Additionally, the Fund may invest in companies that have not entered into letters of intent relating to future public offerings and such transactions may not be pursued.

  E.   Limited liquidity of portfolio investments.
       ------------------------------------------

       Currently, a significant portion of the equity participations obtained in bridge financings and securities purchased in other types of private placements in which the Fund invests consist of securities that are subject to restrictions on sale. Restricted securities can not be sold publicly without prior agreement with the issuer to register these securities under the Securities Act of 1933, as amended, (the "1933 Act"), or by selling such securities under Rule 144 or other rules under the 1933 Act which permit only limited sales under specified conditions. Since it is anticipated that the Fund will continue to invest in emerging growth companies underwritten by relatively small underwriters and which may have a limited number of market makers, the Fund's ability to sell its equity participations and other securities purchased in private placements may be limited by, and subject to, the lack or limited nature of a trading market for the securities of Portfolio Companies and the volatility of the stock market as a whole. Such limitations could prevent or delay any sale of the Fund's securities or reduce the amount of proceeds that might otherwise by realized therefrom. Accordingly, the Fund is substantially dependent upon the ability of the Portfolio Company to implement a plan which, within a reasonable period of time, would facilitate a trading market for its securities. Restricted securities generally sell at a price lower than similar securities that are not subject to restrictions on sale. When restricted securities are sold to the public, the Fund, under certain circumstances, may be deemed an "underwriter" or a controlling person with respect thereto for the purposes of the 1933 Act, and be subject to liabilities as such under that Act.

  F.   Possible need for additional investments in Portfolio Companies.
       --------------------------------------------------------------

       Following its initial investment, the Fund may make additional debt and equity investments in Portfolio Companies ("Additional Investment(s)") in order to increase its investment in a successful Portfolio Fund, to exercise warrants, options, or convertible securities that were acquired in the original financing, to preserve the Fund's proportionate ownership when a subsequent financing is planned or to protect the Fund's initial investment when such Portfolio Companies' performance does not meet expectations. The Fund will have the discretion to make any Additional Investments as it determines subject to the availability of capital resources. The failure to make such Additional Investments may, in certain circumstances, jeopardize the continued viability of a Portfolio Company and the Fund's initial investment. The necessity of making Additional Investments may limit the number of companies in which the Fund has the ability to invest. There can be no assurance that the Fund will have sufficient funds to make necessary Additional Investments or that, following an Additional Investment, the Fund will not lose the entire amount of its initial and Additional Investment. The Fund has no established criteria in deciding whether to make an Additional Investment except that management will exercise its business judgment and apply similar criteria as it does with initial investments. In addition, it is possible that there may be circumstances under which an Additional Investment would be considered an affiliated transaction requiring prior Commission approval. The approval process could be time consuming and costly and there can be no assurance that such approval would be obtained.

  G.   Dependence on public offering market.
       ------------------------------------

       The investment strategy of the Fund is based in large part upon the state of the securities markets in general and the market for public financing in particular. Changes in these securities markets and general economic conditions, including economic downturns, fluctuations in interest rates, the availability of credit, inflation and other factors, may affect the value of investments of the Fund. The market for public offerings is cyclical in nature and, accordingly, there can be no assurance that the securities markets will, at any point in time, be receptive to public offerings, particularly those of emerging growth companies. Any adverse change in the market for public offerings could have a material adverse effect on the Fund and could severely limit the Fund's ability to realize its investment objective.

  H.   Competition for investments.
       ---------------------------

       The Fund has and expects to continue to encounter competition in its efforts to locate attractive opportunities for the investment of its capital from other entities and individuals having similar investment objectives. The primary competition for desirable investments comes from investment companies, investment partnerships and wealthy individuals. Some of the competing entities and individuals have investment managers or advisors with significantly greater experience, resources and managerial capabilities then the Fund and are therefore in a better position than the Fund to obtain access to attractive investments. To the extent that the Fund can compete for such investments it may only be able to do so on less favorable terms than those obtained by larger more established investors.

  I.   Developing companies.
       --------------------

       Although the Fund believes that developing companies may have significant potential for price appreciation, higher market and credit risks are often associated with these companies. Developing companies generally have limited product lines, markets, market share and financial resources, or generally are dependent on a smaller inexperienced management team. In addition, stocks of developing companies may trade less frequently and in more limited volume and be subject to greater and more abrupt price swings than stocks of larger companies. There can be no assurance that any of the developing companies in which the Fund may invest will realize any anticipated price appreciation.

  J.   Turnaround and restructuring companies.
       --------------------------------------

       The Fund has, and may continue, to invest a portion of its assets in companies involved in "turnaround" or other "restructuring" situations that management believes, with the infusion of additional working capital and/or strengthening of the management team, will realize significant price appreciation and rapid growth in profits. To the extent that these companies are unable to successfully turnaround or restructure, the Fund's investment is likely not to appreciate in value and may be lost in its entirety.

  K.   Dependence on management.
       ------------------------

       The Fund will be substantially dependent upon the services of Mr. Calandrella, the Fund's President and Portfolio Manager, who has assumed principal responsibility for the Fund's investments. The Fund is, therefore, dependent upon the ability of Mr. Calandrella to select what he believes are appropriate investments for the Fund and upon the personal contacts and relationships of Mr. Calandrella and other members of the Fund's management in order for such investment opportunities to be offered to the Fund. The Fund has not entered into employment, consulting or non-competition agreements with Mr. Calandrella or any of its other officers. Therefore, there can be no assurance that such officers will remain associated with the Fund in any particular capacity or that they will not, in the future, compete, directly or indirectly, with the Fund. In the event that any officers of the Fund cease to be associated with the Fund, the Fund will seek to find a qualified person or persons to fill their positions. There can, however, be no assurance that such individuals can be engaged by the Fund. The loss of services of any of the Fund's officers could have an adverse effect on the Fund.

  L.   Reduced Access to, and Limited Participation in, Management.
       -----------------------------------------------------------

       As a result of the decision by the Board of Directors to amend the Fund's Investment Objective, increasing the geographic region within which it conducts its investment activities from the Rocky Mountain region of the United States to the entire geographic region of the United States, the Fund's ability to actively participate in the management of those Portfolio Companies located outside the Rocky Mountain region is greatly reduced. As a consequence, the Fund must rely upon the expertise and abilities of existing management teams, which, in many instances, are smaller and lack hands on management experience.

5.     WITHDRAWAL OF BUSINESS DEVELOPMENT COMPANY ELECTION

  The Board of Directors of the Company has proposed and approved, and recommends that the Shareholders consider and approve, a withdrawal of the Company's election to be regulated as a Business Development Company under the 1940 Act (the "Election Withdrawal"). The purpose of the Election Withdrawal is to have the Company cease to be subject to regulation under the 1940 Act altogether, as described below.

  By having elected to be treated as a Business Development Company ("BDC"), the Company was exempt from having to register as an investment company under the 1940 Act and was and is also relieved form compliance with many of the provisions of the 1940 Act applicable to investment companies. However, as BDC, the Fund suffers under greater restrictions on permitted types of investments than registered investment companies.

  Subject to the approval of the Fund's Shareholders, if the Fund withdraws its election to be treated as a BDC but still would be an "investment company" within the meaning of the 1940 Act, the Fund would have to register as an investment company unless it could rely upon an exemption from the registration requirements of the 1940 Act. Inasmuch as the Fund believes that it can rely upon the exemption contained in Section 3(c)(1) of the 1940 Act by virtue of it having fewer than one hundred shareholders, the Fund is recommending that the shareholders approve its withdrawal of its election to be treated as a BDC.

  A.   Reasons for Election Withdrawal
       -------------------------------

  Since its inception, the Fund has been a BDC and has pursued a policy of investing in small business concerns in conformity with the requirements imposed upon BDC's. If the Company had not made an election to be treated as a BDC, the Company would qualify as an "investment company" subject to regulation under the 1940, which establishes a comprehensive regulatory framework governing numerous aspects of the operation of investment companies and their affiliates. The Company is also a "closed-end" investment company in that it does not redeem its shares at the election of a shareholder and does not continuously offer its shares for sale to the public.

  Management has experienced certain disadvantages operating the Fund in compliance with the 1940 Act. Among other disadvantages, the Fund's ability to operate effectively and grow has been hindered by the provisions of the 1940 Act which restrict the ability of the Fund to enter into transactions with "affiliates." In the Fund's industry, an advantageous method of investing in a portfolio company is for the Fund to participate in the investment with other investors. The Fund is less able to aid the portfolio company in finding additional equity and debt investors, participate in larger investments than it would otherwise be able to make on its own, and diversity its investments by not having to invest as much as the portfolio company needs. However, absent an exemptive order from the Commission, which may be difficult and time-consuming to obtain, a company subject to the 1940 Act may not utilize this method of raising capital with its affiliates due to the restrictions in the 1940 Act on an investment company entering into a transaction in which it is a joint participant with an affiliate. The Fund believes that these restrictions have adversely affected the Fund's ability to compete in the small business investment industry by hindering its investments to raise equity capital, participate in larger investments and diversity its investments. The restrictions of the 1940 Act on transactions with affiliates also prohibit, absent an exemptive order from the Commission, transactions between portfolio companies. Such restrictions prevent portfolio companies controlled by the Fund from entering into business relationships among themselves that could be advantageous to one or more of such portfolio companies.

  In addition, the limitations of the 1940 Act restrict the manner in which the Fund can provide key executives with long-term capital gain compensation arrangements that are typical in private, unregulated small business investment firms which account for the majority of the small business investment industry.

  Moreover, the Fund must incur significant general and administrative costs in order to comply with the regulations imposed by the 1940 Act. Management devotes considerable time to issues relating to compliance with the 1940 Act and the Fund incurs substantial legal and accounting fees with respect to such matters. The Board of Directors believes that resources now being expended on 1940 Act compliance matters could be utilized more productively if devoted to the operation of the Fund's business. The Board of Directors has determined that the costs of compliance with the 19840 Act are substantial, especially when compared to the Company's net income, and that it would therefore be in the financial interests of shareholders to cease to be regulated under the 1940 Act altogether.

  The Board of Directors of the Company has determined that the most efficacious way to reduce these costs and eliminate the competitive disadvantages the Company experiences due to the requirements of the 1940 Act would be to withdraw its election to be treated as a BDC. As the Fund otherwise qualifies as a "investment company" within the meaning of the 1940 Act, upon the withdrawal of its BDC election, the Fund would be required to register as an investment Company under the 1940 Act unless it is exempt from those registration requirements.

  The Fund currently has fewer than one hundred beneficial owners of its common stock. Section 3(c)(1) of the 1940 Act excludes from the definition of an investment company:

       "Any issuer whose outstanding securities . . . are beneficially owned by not more than one hundred persons and which is not making and does not presently propose to make a public offering of its securities."

  In reliance upon the foregoing provision, the Fund believes that upon withdrawal of its election as a BDC and the implementation of its election to cease to be a reporting company under Section 13 of the Exchange Act, the Fund will be excluded from the definition of an "investment company." As a result, the fund will be able to operate as a private investment fund without regulation under the 1940 Act.

  B.   Risks of Election Withdrawal
       ----------------------------

  The 1940 Act regulates the form, content and frequency of financial reports to shareholders; requires that the Fund file periodic reports with the SEC, reports which are designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Fund from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders; regulates the composition of the Board of Directors by preventing investment bankers and securities brokers from constituting more than a minority of the directors of the Fund; limits the number of "interested persons" of the Fund who may be directors of the Fund and prevents officers, directors or employees of any one bank from constituting more than a minority of the Fund's directors; requires any investment management contract to be submitted to the shareholders for their approval; prohibits certain transactions between the Fund and affiliated persons, including directors and officers of the Fund and affiliated companies, unless such transactions are exempt by the Commission; regulates the capital structure of the Fund by restricting certain issuances of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding investment companies and the cross-ownership of securities; provides for the custody of securities and bonding of certain employees; prohibits voting trusts; and requires shareholder ratification of the selection of accountants.

       Upon implementation of the Election Withdrawal and the Company ceasing to be a reporting company under the Exchange Act, the Fund will no longer be subject to the foregoing regulations, all of which are designed to protect the interests of shareholders. Rather, as a private investment fund, the Fund would be managed at the discretion of its Board of Directors and executive officers, all of whom will be subject to customary principles of fiduciary duty and duty of loyalty but no longer subject to the protective regulations of the 1940 Act.

  C.   Voting Requirement
       ------------------

       Approval of the proposal that the Fund withdraw its election to be treated as a BDC requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at the meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Mr. Stephen Calandrella and representatives of D. A. Davidson & Co., the Fund's two largest shareholders, exercise voting power with respect to 74.3% of the Fund's outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the proposal. As a result, the proposal is assured of approval by the Fund's Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FUND'S WITHDRAWAL OF ITS ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY.

6.     AN ELECTION TO CEASE TO BE A REPORTING COMPANY.

  An integral part of the Fund's efforts to cease to be regulated under the 1940 Act requires that the Fund cease to be a reporting company under Section 13 of the Exchange Act and, as a result, there cease to exist a public trading market for the Fund's common stock. If the public trading market for the Fund's common stock were to continue, the Fund could not be assured that it would continue to be excluded from the registration requirements of the 1940 Act in reliance upon it having fewer than one hundred shareholders. As a result, it will be necessary for the Fund to elect to cease to file reports with the Commission and otherwise cease making publicly available current information regarding the Fund in order to assure that trading activity in the Fund's securities in the over-the-counter market is precluded.

  A.   Voting Requirement
       ------------------

  Approval of the proposal that the Fund cease to be a reporting company under Section 13 of the Exchange Act requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at the meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Mr. Stephen Calandrella and representatives of D.
A. Davidson & Co., the Fund's two largest shareholders, exercise voting power with respect to 74.3% of the Fund's outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the proposal. As a result, the proposal is assured of approval by the Fund's Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL THAT THE FUND CEASE TO BE A REPORTING COMPANY UNDER
SECTION 13 OF THE EXCHANGE ACT.

7.     REPURCHASE PROGRAM

  The Board of Directors has also determined that from time to time in the future it may become necessary or desirable to engage in a program to repurchase a portion of its outstanding securities. As a BDC, the Fund has been precluded from repurchasing any of its securities in buy-back programs instituted by its Board of Directors as is commonly done by other public entities. However, once the Fund has withdrawn its election to be treated as a BDC and is no longer subject to regulation under the 1940 Act, it will have the ability to implement one or more repurchase programs at such times and in such amounts as the Board of Directors may determine.

  Moreover, the Board of Directors anticipates that in order to be assured that it maintains fewer than one hundred shareholders, it may from time to time be required to redeem one or more shareholder positions in the event the number of shareholders of the Fund increases as a result of private transactions in the Fund's common stock or distributions resulting from the death or dissolution of a shareholder.

  While authorization of a stock repurchase program is customarily within the strict purview of a Board of Directors, the Fund has determined that in the interest of full and fair disclosure to its shareholders it will present the stock repurchase program to its shareholders for their approval.

  A.   Voting Requirement
       ------------------

  Approval of the proposal that the Fund engage in a program to repurchase a portion of its outstanding requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at the meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Mr. Stephen Calandrella and representatives of D. A. Davidson & Co., the Fund's two largest shareholders, exercise voting power with respect to 74.3% of the Fund's outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the proposal. As a result, the proposal is assured of approval by the Fund's Shareholders.

                                 OTHER MATTERS

  The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

  Whether or not you expect to be present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the Meeting and wish to vote in person, you may withdraw your proxy.

                              THE ROCKIES FUND, INC.



                              ----------------------------------
                              Gina Garcia-Shaw, Secretary


               Shareholder Proposals For The 2000 Annual Meeting

       If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Fund with respect to the 2000 Annual Meeting of Shareholders, the proposal must be presented to the Fund's management prior to January 31, 2000, along with proof of common stock ownership in the Fund.